UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 22, 2011

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

First Merchants Corporation (the “Company”) has exited the Troubled Asset Relief Program, and announced the investment of approximately $90.8 million in preferred stock from the Small Business Lending Fund (the “SBLF”) to be used to further enhance its business lending efforts.  The SBLF is a U.S. Department of the Treasury (the “Treasury”) lending program that encourages qualified community banks to partner with small businesses and entrepreneurs to create jobs and promote economic development in local communities.

Issuance of Preferred Stock Under Small Business Lending Fund. On September 22, 2011, the Company entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) with the Treasury, pursuant to which the Company issued 90,782.94 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total purchase price of $90,782,940.  The Purchase Agreement was entered into, and the Series B Preferred Stock was issued, pursuant to the SBLF program, a $30 billion fund established under the Small Business Jobs Act of 2010, that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Series B Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first ten (10) quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Purchase Agreement) by the Company’s wholly owned subsidiary, First Merchants Bank, N.A. (the “Bank”).  Based upon the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement (the “Baseline”), the dividend rate for the initial dividend period has been set at five percent (5%).  For the second (2nd) through tenth (10th) dividend periods, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change in the Bank’s level of QSBL.  In addition to the dividend, in the event the Bank’s level of QSBL has not increased relative to the Baseline, at the beginning of the tenth (10th) calendar quarter, the Company will be subject to an additional lending incentive fee equal to two percent (2%) per annum.  For the eleventh (11th) dividend period through the eighteenth (18th) dividend period, inclusive, and that portion of the nineteenth (19th) dividend period before, but not including, the four and one half (4½) year anniversary of the date of issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) per annum based upon the increase in QSBL as compared to the baseline.  After four and one half (4½) years from issuance, the dividend rate will increase to nine percent (9%).

The Series B Preferred Stock is non-voting, except in limited circumstances.  In the event that the Company misses five (5) dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors.  In the event that the Company misses six (6) dividend payments, whether or not consecutive , and if the then outstanding aggregate liquidation amount of the Series B Preferred Stock is at least $25,000,000, then the holder of the Series B Preferred Stock will have the right to designate two (2) directors to the Board of Directors of the Company.

The Series B Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of one hundred percent (100%) of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The Series B Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the Series B Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement.  The Series B Preferred Stock is not subject to any contractual restrictions on transfer.

A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.  The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

Redemption of Series A Preferred Stock and Capital Securities. On September 22, 2011, the Company entered into and consummated two (2) letter agreements (each, a “Repurchase Letter”) with the Treasury, pursuant to which the Company redeemed, out of the proceeds of the issuance of the Series B Preferred Stock in the amount of $90,782,940 and cash of $25,813,171 (of which $21,165,000 was raised through a private placement of the Company’s common stock on September 9, 2011) for an aggregate redemption price of $116,596,111, including accrued but unpaid dividends to the date of redemption: (i) 69,600 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A held by the Treasury (the “Designated Preferred Stock”), and (ii) 46,400 shares of trust preferred securities issued through the Company’s wholly owned subsidiary trust, First Merchants Capital Trust, III, a Delaware Statutory Trust, held by the Treasury (the “Capital Securities”).

The Treasury also holds a warrant (the “Warrant”) to purchase 991,543 shares of the Company’s common stock at an exercise price of $17.55 per share.  Under the terms of the Repurchase Letter with respect to the Designated Preferred Stock, if the Company does not provide notice of intent to repurchase the Warrant by October 7, 2011, the Treasury will be deemed to have provided the Company notice of its intention to sell the Warrant.  The Company has not reached a final determination with respect to the repurchase of the Warrant.

A copy of the Repurchase Letter with respect to the Designated Preferred Stock is attached as Exhibit 10.2 hereto and is incorporated herein by reference.  A copy of the Repurchase Letter with respect to the Capital Securities is attached as Exhibit 10.3 and is incorporated herein by reference.  The foregoing summary of the terms of the Repurchase Letters is subject to, and qualified in its entirety by, the full text of the Repurchase Letters.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the caption “Issuance of Preferred Stock Under Small Business Lending Fund” is incorporated by reference under this Item.

Item 3.03.                      Material Modification of Rights of Security Holders.

The terms of the Series B Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock.  Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including common stock) during the current quarter and for the next three (3) quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least ninety percent (90%) of the Signing Date Tier 1 Capital, as defined and set forth in the Articles of Amendment relating to the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning on the eleventh (11th) dividend period by ten percent (10%) by each one percent (1%) increase in QSBL over the Baseline.

Item 5.03.                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2011, the Company filed Articles of Amendment to the Company’s Articles of Incorporation with the Indiana Secretary of State for the purpose of designating the terms, preferences, limitations and relative rights of the Series B Preferred Stock.  A copy of the Articles of Amendment for the Series B Preferred Stock is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.
	Number	Description

	3.1	Articles of Amendment of the Articles of Incorporation for the Series B Preferred Stock

	10.1	Securities Purchase Agreement, dated September 22, 2011, between the Company and the Treasury, with respect to the Series B Preferred Stock

	10.2	Repurchase Letter, dated September 22, 2011, between the Company and the Treasury, with respect to the Designated Preferred Stock

	10.3	Repurchase Letter, dated September 22, 2011, between the Company and the Treasury, with respect to the Capital Securities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 23, 2011

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.
	Number	Description

	3.1	Articles of Amendment of the Articles of Incorporation for the Series B Preferred Stock

	10.1	Securities Purchase Agreement, dated September 22, 2011, between the Company and the Treasury, with respect to the Series B Preferred Stock

	10.2	Repurchase Letters, dated September 22, 2011, between the Company and the Treasury, with respect to the Designated Preferred Stock

	10.3	Repurchase Letters, dated September 22, 2011, between the Company and the Treasury, with respect to the Capital Securities